Exhibit 8.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax www.kattenlaw.com

March 3, 2015

GMF Leasing LLC

ACAR Leasing Ltd.

c/o AmeriCredit Financial Services, Inc.

801 Cherry Street

Fort Worth, Texas 76102

Re:	Registration Statement

Ladies and Gentlemen:

We have acted as tax counsel to GMF Leasing LLC, a Delaware limited liability company (the “Depositor”) and ACAR Leasing Ltd., a Delaware trust (the “Titling Trust” and together with the Depositor, the “Registrants”), in connection with the Prospectus filed by the Registrant.

The term “Prospectus” means the prospectus and each prospectus supplement included in the Registration Statement. The term “Registration Statement” means (i) the Registration Statement on Form S-3, as amended, including the exhibits thereto, at the time it is declared effective and (ii) any post-effective amendment filed and declared effective prior to the date of issuance of the asset-backed securities registered thereby (the “Securities”).

We have examined the question of whether the Prospectus accurately describes the tax treatment of the Securities. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we hereby adopt and confirm the information appearing under the caption “Material Federal Income Tax Consequences” in the Prospectus and confirm that it represents our opinion with respect to the matters discussed therein.

AUSTIN     CENTURY CITY     CHARLOTTE     CHICAGO     HOUSTON     IRVING     LOS ANGELES

NEW YORK     ORANGE COUNTY     SAN FRANCISCO BAY AREA     SHANGHAI     WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

March 3, 2015

This opinion is furnished by us as counsel to the Registrants. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Katten Muchin Rosenman LLP as tax counsel in the Registration Statement and the related Prospectus under the headings “Material Federal Income Tax Consequences” and “Legal Opinions,” without implying or admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP